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                                                                    EXHIBIT 10.5

               TALX CORPORATION 1996 EMPLOYEE STOCK PURCHASE PLAN


     The purpose of this Plan is to provide employees a continued opportunity to purchase stock of TALX Corporation, a Missouri corporation, through periodic offerings to be made during the period commencing on the later of January 1, 1997 or the beginning of the fiscal quarter after completion of the Company's initial public offering and ending December 31, 2001. A total of 80,000 shares of TALX Corporation Stock (as adjusted for the proposed 1-for-3.5 reverse stock split) in the aggregate have been approved for this purpose.

     1. Administration. The Plan shall be administered by a Committee consisting of at least three members appointed by the Board of Directors either from members of senior management, from the Board of Directors, or a combination thereof. Members of the Committee shall not be eligible to participate in the Plan. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. Except as provided below, all employees of TALX Corporation or its subsidiaries shall be eligible to participate in the Plan in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) hereof) and the regulations promulgated thereunder. No member of the Committee may participate in the Plan. No employee may participate in an offering if such employee, immediately after the commencement of such offering, owns 5% or more of the total combined voting power or value of the stock of TALX Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     3. Offerings. TALX Corporation shall make one or more periodic offerings to participating employees to purchase TALX Corporation stock under the Plan. Each offering period shall be three months in duration; provided that the Committee shall have the power to change the duration of an offering period without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period affected. During an offering the amounts received as compensation by a participating employee shall constitute the measure of such employee's participation in the offering as is based on compensation.

     4. Participation. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location. The form will authorize a regular payroll deduction from such employee's compensation, and must specify the date on which such deduction is to commence, which may not be retroactive.

     5. Deductions. TALX Corporation shall maintain payroll deduction accounts for all participating employees. With respect to any offering made under the Plan, a participating employee may authorize a payroll deduction of whole percentages (up to a maximum of 15%) of the compensation such employee receives during the offering period (or during such portion thereof in which the employee may elect to participate).

     No employee may be granted an option that permits his or her rights to purchase stock under the Plan, and all other employee stock purchase plans of TALX Corporation and its subsidiaries described in Section 423 of the Internal Revenue Code, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the effective date of the applicable offering) for each calendar year in which the option is outstanding at any time. In the event that a participating employee's payroll deductions would otherwise result in the purchase of stock in excess of the foregoing limitations, the stock purchase shall cease when the limitations are reached and the excess cash shall be refunded to such participating employee.

     6. Deduction Changes. A participating employee may increase or decrease such employee's payroll deduction by filing a new payroll deduction authorization at any time during an offering period. The change may not become effective sooner than the next pay period after receipt of the authorization. If a participating employee ceases his or her payroll deductions, the Committee may, in its discretion, either declare his or her participation to have terminated and authorize distribution pursuant to Section 12 or permit the employee to have his or her cash remain credited under the Plan and apply such cash to the purchase of stock at the end of the offering period in which such cessation occurs.

     7. Purchase of Shares. Each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many full shares of TALX Corporation stock as the participating employee
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may elect to purchase with up to 15% of the compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate), to be paid by payroll deductions during such period.

     The purchase price for each share purchased shall be 85% of the lower of
(i) the fair market value of TALX Corporation stock at the beginning of the offering period, or (ii) the fair market value of TALX Corporation stock at the end of the offering period. As of the last day of an offering, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full shares at the then-applicable price; the participating employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of TALX Corporation.

     8. Employee Accounts and Certificates. Upon purchase of one or more full shares by a participating employee pursuant to Section 7 hereof, TALX Corporation shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request, on termination of participation in the Plan, or when necessary to comply with transaction requirements outside the United States. In the event a participating employee terminates his or her account, any remaining cash credited to the account will be paid to such employee.

     9. Registration of Shares. Shares may be registered only in the name of the participating employee, or, if such employee so indicates on the employee's payroll deduction authorization form, in the participating employee's name jointly with a member of such employee's family, with right of survivorship. A participating employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in such employee's name as tenant in common or as community property with a member of such employee's family, without right of survivorship.

     10. Definitions. The term "TALX Corporation stock" means the common stock of TALX Corporation.

     The phrase "fair market value" means the average of the high and low sales prices of TALX Corporation stock on the NASDAQ System on a given day or, if no sales of TALX Corporation stock were made on that day, the average of the high and low sales price of TALX Corporation stock on the next preceding day on which sales were made on the NASDAQ System; provided, that the Committee may, in its discretion, establish such other measure of fair market value as it deems appropriate.

     The phrase "NASDAQ System" means the automated quotation system operated by the National Association of Securities Dealers.

     The term "Plan" means this TALX Corporation 1996 Employee Stock Purchase Plan.

     The term "subsidiary" means a subsidiary of TALX Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.

     11. Rights as a Shareholder. None of the rights or privileges of a shareholder of TALX Corporation shall exist with respect to shares purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of TALX Corporation.

     12. Rights on Retirement, Death, Termination of Employment or Termination of Participation. In the event of a participating employee's retirement, death, or termination of employment, such employee shall be ineligible to continue to participate in the Plan, and no payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible. Upon any such termination of participation, or in the event a participating employee's participation is declared terminated under Section 6, certificates representing the shares credited to the terminating employee's account, and any remaining cash credited to such account, shall be transferred to such employee, or to his or her beneficiary if the employee has died.

     13. Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds and Administrative Fees. All funds received or held by TALX Corporation under the Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

     15. Adjustments in Case of Changes Affecting TALX Corporation Stock. In the event of a subdivision of outstanding shares, or the payment of a stock dividend (other than the proposed 1-for-3.5 reverse stock split), the number of shares approved for the Plan shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting TALX Corporation stock, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.
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     16. Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of stock of TALX Corporation entitled to vote and represented in person or by proxy, no amendment shall be made (i) increasing the number of shares approved for the Plan (other than as provided in Section 15 hereof), (ii) decreasing the purchase price per share, (iii) withdrawing the administration of the Plan from a Committee consisting of persons not eligible to participate in the Plan, or (iv) changing the designation of subsidiaries eligible to participate in the Plan.

     17. Termination of the Plan. The Plan and all rights of employees under any offering hereunder shall terminate:

     a. on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

     b.  at any time, at the discretion of the Board of Directors.

     No offering hereunder shall be made which shall extend beyond December 31, 2001.

     18. Governmental Regulations. TALX Corporation's obligation to sell and deliver TALX Corporation stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

     19. Plan Shares Purchases. Purchases of outstanding shares may be made pursuant to and on behalf of the Plan, upon such terms as TALX Corporation may approve, for delivery under the Plan.

     20. Plan Subject to Shareholder Approval. The Plan is adopted subject to the approval of the shareholders of TALX Corporation given within 12 months from the date of adoption by the Board of Directors, and subject further to completion of the Company's initial public offering of its common stock within 12 months from the date of adoption by the Board of Directors. Notwithstanding anything else contained herein, no shares of TALX Corporation stock may be purchased under the Plan prior to such shareholder approval.

     The foregoing Plan was adopted by the Board of Directors of the Company on July 12, 1996, and approved by the shareholders of the Company on July 26, 1996.


                                        TALX CORPORATION

                                        BY:
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